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                                                                    Exhibit 8(a)

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of ReliaStar Financial Corp. and subsidiaries on Form S-3 of our reports dated January 31, 1997, except for Note 14, as to which the date is February 23, 1997, appearing in and incorporated by reference in the Annual Report on Form 10-K of ReliaStar Financial Corp. and subsidiaries for the year ended December 31, 1996.



Minneapolis, Minnesota
May 7, 1997